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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Hanmi Financial Corporation of our report dated January 20, 2003 relating to the financial statements of Pacific Union Bank for the year ended December 31, 2002, which appears in Hanmi Financial Corporation's current report on Form 8-K dated January 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Los Angeles, California
February 24, 2004